UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 7, 2018

CHESAPEAKE UTILITIES CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-11590	51-0064146
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

909 Silver Lake Boulevard, Dover, Delaware 19904

(Address of principal executive offices)

Registrant’s telephone number, including area code: (302) 734-6799

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously disclosed by Chesapeake Utilities Corporation (the “Company”) in its Quarterly Report on Form 10-Q for the quarter ended March 31, 2018, filed with the Securities and Exchange Commission on May 8, 2018, on May 2, 2018, Elaine B. Bittner ceased serving as the Company’s Senior Vice President and her employment terminated. In connection therewith, the Company and Ms. Bittner executed a Separation Agreement and Release (the “Separation Agreement”) effective as of June 7, 2018 (the “Effective Date”).

Pursuant to the Separation Agreement, Ms. Bittner will receive a severance payment valued at One Million Nine Hundred Thousand Dollars ($1,900,000). Ms. Bittner will receive a one-time lump sum cash payment of Eight Hundred and Thirty One Thousand Dollars ($831,000), net of appropriate payroll taxes and withholdings, payable within 10 calendar days of the Effective Date. Additionally, 14,107 shares of common stock previously granted to Ms. Bittner pursuant to three Performance Stock Awards, with a value of One Million Sixty Nine Thousand Dollars ($1,069,000), will immediately vest and be issued within 10 calendar days of the Effective Date. Ms. Bittner also will be entitled to retain her previously issued Company vehicle. The Company has agreed to transfer title to Ms. Bittner within the earlier of (i) the expiration of the vehicle registration or (ii) twenty-one (21) days of the Effective Date.

The Separation Agreement also provides for Ms. Bittner’s full release of all claims she may have against the Company and its related parties, as well as a reaffirmation of Ms. Bittner’s one-year non-compete covenant and non-solicitation covenants as set forth in her Employment Agreement and adherence to other obligations, including those related to continued protection of the Company’s confidential information and non-disparagement of the Company and its employees and directors, all as provided in the Employment Agreement or the Separation Agreement.

The foregoing summary of the Separation Agreement is qualified in its entirety by reference to the full text of the Separation Agreement, which is filed hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)    Exhibits

Exhibit Number	Description

10.1	Separation Agreement and Release, effective as of June 7, 2018, by and between Chesapeake Utilities Corporation and Elaine B. Bittner

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHESAPEAKE UTILITIES CORPORATION

By: /s/ James F. Moriarty
Name:	James F. Moriarty
Title:	Senior Vice President, General Counsel and Corporate Secretary

Date:	June 8, 2018